                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                ---------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): FEBRUARY 18, 1999


                      ALEXANDRIA REAL ESTATE EQUITIES, INC.
               (Exact Name of Registrant as Specified in Charter)

           MARYLAND                       1-12993                95-4502084
(State or Other Jurisdiction of         (Commission            (IRS Employer
        Incorporation)                  File Number)        Identification No.)


               135 NORTH LOS ROBLES AVENUE
               SUITE 250
               PASADENA, CALIFORNIA                         91101
         (Address of Principal Executive Offices)         (Zip Code)


      Registrant's telephone number, including area code: (626) 578-0777

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ITEM 5.  OTHER EVENTS.

     On February 18, 1999, Alexandria Real Estate Equities, Inc. (the "Company") entered into an Underwriting Agreement with Goldman, Sachs & Co. ("Goldman Sachs"), pursuant to which the Company has agreed to sell, and Goldman Sachs has agreed to buy, 1,150,000 shares (including pursuant to an over-allotment option) of the Company's common stock, par value $.01 per share (the "Shares"), at a purchase price of $26.648 per Share, after deducting underwriting discounts, resulting in aggregate proceeds to the Company of approximately $30.6 million. The Shares have been registered under the Securities Act of 1933, as amended (the "Act"), pursuant to an effective Registration Statement on Form S-3 (No. 333-56451). In connection with the sale, the Company has filed a Prospectus Supplement, dated February 18, 1999, and a Base Propsectus, dated June 30, 1998, with the Securities and Exchange Commission, pursuant to Rule 424(b)(5) promulgated under the Act. Goldman Sachs intends to offer the Shares for sale to the public as described in the Prospectus Supplement. The Underwriting Agreement is attached hereto as
Exhibit 1.1.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)  EXHIBITS.

              1.1 Underwriting Agreement, dated as of February 18, 1999, by and between the Company and Goldman Sachs.


                                       2

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ALEXANDRIA REAL ESTATE
                                       EQUITIES, INC.


Date:  February 22, 1999               By: /s/ Peter J. Nelson
                                          --------------------------------
                                          Peter J. Nelson
                                          Chief Financial Officer, Senior
                                            Vice President, Treasurer and
                                            Secretary


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                                 EXHIBIT INDEX


EXHIBIT                                                           SEQUENTIALLY
NUMBER                               EXHIBIT                      NUMBERED PAGE
-------                              -------                      -------------
  1.1    Underwriting Agreement, dated as of February 18, 1999,
         by and between the Company and Goldman Sachs




                                     Ex-1